SIXTH AMENDMENT
TO
AGREEMENT FOR PURCHASE AND SALE

This SIXTH AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE (this “Amendment”) is effective as of the 17th day of June, 2009, by and between the undersigned selling entities (collectively, “Seller”) and ROBERT KO (“Buyer”).

Recitals

A. Seller and Buyer are parties to that certain Agreement for Purchase and Sale of Real Property and Escrow Instructions dated effective April 21, 2009, as amended by First Amendment to Agreement for Purchase and Sale dated May 6, 2009, Second Amendment to Agreement for Purchase and Sale dated May 12, 2009, Third Amendment to Agreement for Purchase and Sale dated May 15, 2009, Fourth Amendment to Agreement for Purchase and Sale dated May 22, 2009, and Fifth Amendment to Agreement for Purchase and Sale dated May 29, 2009 (as amended, the “Purchase Agreement”), for that certain real property located in Orange County, California, commonly known as 901 Civic Center Drive, Santa Ana, California, as more particularly described therein. Capitalized terms used in this Amendment and not defined herein shall have the meanings given such terms in the Purchase Agreement.

B. Seller and Buyer mutually desire to amend the Purchase Agreement as provided below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows.

1. Waiver of Certain Conditions Precedent. Buyer hereby waives the conditions precedent set forth in Sections 10.1.3 (estoppels) and 10.1.4 (financing contingency) of the Purchase Agreement.

2. Additional Deposit. Within two (2) business days of the date of this Amendment, Buyer shall deposit into Escrow the Additional Deposit ($250,000) described in Section 2.1 of the Purchase Agreement. The Additional Deposit shall be immediately nonrefundable to Buyer, except as otherwise expressly provided in the Purchase Agreement.

3. Closing. Closing is hereby extended to July 15, 2009.

4. No Other Amendments. Except with respect to the amendments expressly set forth in this Amendment, the Purchase Agreement remains unmodified in all other respects and in full force and effect. This Amendment is entered into pursuant to, and is intended to be read together and consistent with, the Purchase Agreement. However, if any inconsistencies exist between this Amendment and the Purchase Agreement, the provisions of this Amendment shall prevail over anything to the contrary in the Purchase Agreement.

5. Counterparts. This Amendment may be executed in counterparts. Facsimile or .pdf delivery shall be sufficient to form a binding agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first hereinabove written.

SELLER:			BUYER:

NNN VF 901 CIVIC, LLC,
a Delaware limited liability company			/s/ Robert Ko
Robert Ko
By:	Grubb & Ellis Realty Investors, LLC,
a Virginia limited liability company,
Its Vice President

	By:	/s/ Michael Rispoli
	Name:	Michael Rispoli
	Title:	Chief Financial Officer

NNN 901 CIVIC, LLC,
a Delaware limited liability company

By:	Grubb & Ellis Realty Investors, LLC,
a Virginia limited liability company,
Its Manager

	By:	/s/ Michael Rispoli
	Name:	Michael Rispoli
	Title:	Chief Financial Officer